As filed with the Securities and Exchange Commission on February 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Varian Semiconductor Equipment Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0501994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 Dory Road, Gloucester, Massachusetts	01930
(Address of Principal Executive Offices)	(Zip Code)

Varian Semiconductor Equipment Associates, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Gary L. Loser

Vice President and General Counsel

35 Dory Road

Gloucester, Massachusetts 01930

(Name and Address of Agent For Service)

(978) 281-2000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	250,000 shares	$25.89(2)	$6,472,500(2)	$595.47

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 4, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-87738, filed by the Registrant on May 7, 2002 relating to the Registrant’s Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloucester, Commonwealth of Massachusetts, on this 7th day of February, 2003.

VARIAN SEMICONDUCTOR EQUIPMENT  ASSOCIATES, INC.

By:    /S/    RICHARD A. AURELIO

Richard A. Aurelio

Chairman of the Board of Directors and

Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Varian Semiconductor Equipment Associates, Inc., hereby severally constitute and appoint Richard A. Aurelio, Ernest L. Godshalk, III, Robert J. Halliday and Gary L. Loser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Varian Semiconductor Equipment Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD A. AURELIO Richard A. Aurelio	Chairman of the Board of Directors and Chief Executive Officer (Principal executive officer)	February 7, 2003

/s/ ROBERT J. HALLIDAY Robert J. Halliday	Vice President and Chief Financial Officer (Principal financial and accounting officer)	February 7, 2003

/s/ GEORGE W. CHAMILLARD George W. Chamillard	Director	February 7, 2003

/S/ ROBERT W. DUTTON Robert W. Dutton	Director	February 7, 2003

/S/ ERNEST L. GODSHALK, III Ernest L. Godshalk, III	Director	February 7, 2003

/S/ ANGUS A. MACNAUGHTON Angus A. MacNaughton	Director	February 7, 2003

/S/ ELIZABETH E. TALLETT Elizabeth E. Tallett	Director	February 7, 2003

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	By-Laws of the Registrant

5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form 10, as amended (File No. 000-25395), and incorporated herein by reference.